Exhibit 10.f.

                                   AGREEMENT

     THIS IS AN AGREEMENT ("Agreement") entered into as of this 11th day of April, 1978 between CDI Corporation ("Company") and WALTER R. GARRISON.

                                   Background

     In recognition of the great value to the Company of the services Walter R. Garrison has performed for the Company in the past, and in consideration and anticipation of the services he will perform for the Company until his normal retirement date, the Company desires to supplement the retirement benefits which it is anticipated will be payable to Garrison under the CDI Corporation Pension Plan and the CDI Corporation Profit Sharing Plan (both as amended and restated effective May 1, 1976).

                         Supplemental Pension Agreement

          1. Garrison agrees to continue to perform such duties for the Company as have heretofore been agreed upon and such other duties as may from time to time be agreed upon, so long as he is physically and mentally capable of doing so, until his normal retirement.

          2. Upon Garrison's retirement, the Company will, in addition to such other pension and other benefits or payments as may be payable to Garrison, pay to Garrison a supplemental pension of $35,000 per year, payable in approximately

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equal monthly installments  beginning with the second month following Garrison's retirement and continuing until Garrison has received a total of $525,000.

          3. If Garrison dies before his retirement date, the Company shall pay the entire amount due ($525,000) to such beneficiaries (other than his estate or the creditors of his estate) and in such manner as he shall have designated in a writing filed with the Company in his lifetime. If Garrison has not filed such designation with the Company, the Company shall pay the entire amount due ($525,000) in approximately equal monthly installments over a period of five years, to Garrison's children living at the date of his death in equal shares.

          4. If Garrison dies after retirement and before receiving a total of $525,000, the Company shall pay the balance remaining as specified in paragraph 3.

          5. The Company's obligation to make supplemental pension payments to either Garrison, his designated beneficiaries or his children under this Agreement. is specifically conditioned on Garrison continuing to perform his duties for the Company in a satisfactory fashion until the earlier of the date of his retirement or the date upon which Garrison is physically or mentally incapable, in the opinion of a physician satisfactory to the Company, of performing such duties. If Garrison voluntarily terminates his service with the Company prior to his retirement, the Company shall have no obligation to make payments under this Agreement except to the extent determined by the Board of

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Directors  of the  Company in  advance  of  Garrison's  date of  termination  of service.

          6. Garrison's right to receive payments under this. Agreement is not conditioned on any continuing obligation on Garrison's part to perform any services for the Company after his retirement, or on any obligation not to perform services for any other employer after that date.

          7. The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make any special provision or specifically earmark any funds for the payment of supplemental pensions called for under this Agreement. If the Company chooses to establish such a fund, or purchase such an annuity contract or make any other arrangement to provide for supplemental pension payments under this Agreement, such fund, contract or arrangement, shall remain part of the general assets of the Company and no person claiming benefits under this Agreement shall have any right, title or interest in or to any such fund, contract or arrangement.

          8. No supplemental pension payment under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure; and no such supplemental pension payment shall be in any manner liable for or. subject to the debts, contracts,
liabilities,   engagements   or  torts  of  either   Garrison,   his  designated

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beneficiaries,  or his children during Garrison's employment with the Company or after termination of such employment.

                                           CDI CORPORATION


 ATTEST



 /s/ Eleanor H. Wesler                     By: /s/ Christian M. Hoechst
-------------------------------                -------------------------------
      Secretary


Witness:


/s/ Robert L. Freedman                         /s/ Walter R. Garrison
-------------------------------                -------------------------------
                                                   Walter R. Garrison